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Detroit Diesel Corporation Form 10-Q (continued)

                                                                      EXHIBIT 11

                           Detroit Diesel Corporation
                 Statement of Computation of Earnings Per Share


                                               Three Months Ended September 30,             Nine Months Ended September 30,
                                                  1998                  1997                  1998                  1997
                                                  ----                  ----                  ----                  ----
 Basic net income per share
        Net income (loss)                         ($2,400,000)           $8,200,000          $17,700,000           $22,000,000

        Weighted average number of shares
          outstanding                              24,702,233            24,699,566           24,701,983            24,699,566
                                            -----------------      ----------------      ---------------       ---------------
 Basic net income per share                            ($0.10)                $0.33                $0.72                 $0.89
                                            =================      ================      ===============       ===============

 Diluted net income per share:
        Net income (loss)                         ($2,400,000)           $8,200,000          $17,700,000           $22,000,000

        Weighted average number of shares
          outstanding                              24,702,233            24,699,566           24,701,983            24,699,566
        Dilutive effect of stock options                                    136,374 (2)           61,995 (1)            74,299 (2)
                                            -----------------      ----------------      ---------------       ---------------
        Weighted average number of shares
          outstanding                              24,702,233            24,835,940           24,763,978            24,773,865
                                            -----------------      ----------------      ---------------       ---------------
 Diluted net income per share                          ($0.10)                $0.33                $0.71                 $0.89
                                            =================      ================      ===============       ===============




(1) Represents the weighted average dilutive effect of 299,310, 263,750, 103,250, 20,000, 2,500 and 218,750 stock options exercisable at $20.00,
     $17.00, $23.75, $21.81, $23.94 and $22.69 per share, respectively, calculated using the treasury stock method.

(2) Represents the weighted average dilutive effect of 300,250, 267,500, 106,000 and 5,000 stock options exercisable at $20.00, $17.00, $23.75 and
     $18.00 per share, respectively, calculated using the treasury stock method.







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